                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): May 28, 1999

                            GENERAL CABLE CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                      1-12983                  06-1398235
-----------------------       -----------------------    -----------------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
  of incorporation or                                     Identification Number)
     organization)

                                4 Tesseneer Drive
                           Highland Heights, KY 41076
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (606) 572-8000
                -------------------------------------------------
              (Registrant's telephone number, including area code)

         General Cable Corporation (the "Company") is amending Item 2, Item 7(a) and Item 7(b) of its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 1999 to update the information supplied under
Item 2 and to file the financial statements and pro forma financial information required to be filed with respect to the businesses acquired described in Item 2 of the filed report.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

       On May 28, 1999, General Cable Corporation (the "Company") completed the first phase of its acquisition of the worldwide energy cable systems businesses of BICC plc and its subsidiaries with a payment to BICC plc of 211.4 million pounds sterling ($339.3 million). Phase I included the acquisition of substantially all of the assets of BICC Cables Corporation, Pyrotenax USA Inc., and BICC Cables Canada Inc., the acquisition of the assets used in the energy cable and cable systems operations in the United Kingdom of BICC plc, BICC Cables Limited and BICC Components Limited and the acquisition of 100% of the issued and outstanding capital shares of BICC General Cable SA, BICC Ceat Cavi Srl, BICC Cables New Zealand Limited, Trans Power Cables Pte Ltd, and BICC Supertension Cables (1980) Limited. These entities have operations in the United States, Canada, the United Kingdom, Spain, Italy and New Zealand.

       Phase II of the transaction was completed July 2, 1999, and included the acquisition of BICC's Middle Eastern, Asia/Pacific and African cable businesses, including ownership interests in businesses in Fiji, Portugal, Zimbabwe, Mozambique, Angola, Indonesia, Malaysia, and Singapore for a cash payment of $26 million. The Company expects to complete the third and final phase of the acquisition, which includes joint venture businesses in Germany and the Middle East, by December 31, 1999.

       The consideration paid in Phase I, Phase II and the estimated consideration to be paid in Phase III of the acquisition are subject to adjustment under the terms of the asset purchase agreements entered into among the parties to this transaction.

       The acquisition adds to the Company's existing products low-voltage, medium-voltage and high-voltage power distribution and transmission cable products, and control, signaling electronic and data communications products and accessories, to serve industrial, utility, OEM, military/government and electrical and communications distributor customers worldwide. The businesses acquired, including those to be acquired upon completion of Phase III, are conducted in 41 manufacturing locations in 16 countries, with representation in an additional 20 countries through regional sales offices.

       Financing of the purchase price for the acquisition was provided by a syndicate of lenders led by The Chase Manhattan Bank under the terms of a credit agreement which provides credit facilities to the Company for borrowings of up to $1.05 billion to use for the acquisition, refinancing of existing debt and general corporate purposes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       The following financial statements, pro forma financial information and exhibits are being filed as part of this report:

(a) The following financial statements with respect to the businesses acquired ("BICC Energy Cables"), attached hereto as Appendix I.

      - Profit and loss account for the three years ended December 31, 1998.
      - Statement of total recognized gains and losses for the three years ended December 31, 1998.
      -  Balance sheet as of December 31, 1997 and December 31, 1998.
      -  Cash flow statement for the three years ended December 31, 1998.
      -  Notes to the accounts for the three years ended December 31, 1998.

(b) The following pro forma financial information with respect to the businesses acquired, attached hereto as Appendix II.

      - Pro Forma Combined Statement of Operations for the year ended December 31, 1998 and the three-month period ended March 31, 1999.
      -   Pro Forma Combined Balance Sheet as of March 31, 1999.

(c)   Exhibits

Number            Title
------            -----

2.1 Assets Sale and Purchase Agreement, made as of April 6, 1999, among BICC Cables Corporation, Pyrotenax USA Inc., BICC Cables Canada Inc., BICC plc, GK
                  Technologies, Incorporated and General Cable
                  Corporation, together with the Schedules to such Agreement.*

2.2 Amendment No. 1 to and Assignment of Assets Sale and Purchase Agreement, dated as of May 27, 1999, by and among BICC Cables Corporation, Pyrotenax USA Inc., BICC Cables Canada Inc., BICC plc, GK Technologies, Incorporated, General Cable Corporation, BICC General Pyrotenax Cables Ltd, BICC General Cable (USA) LLC and BICC General Cable Company.*

2.3 Sale and Purchase Agreement, made on April 6, 1999, between BICC plc, GK Technologies, Incorporated and General Cable Corporation, together with the Schedules to such Agreement.*

2.4               Letter Agreement amending the Sale and Purchase
                  Agreement, dated May, 1999, among GK Technologies, Incorporated, General Cable Corporation and BICC plc.*

------------------------------
* Incorporated by reference to such exhibit previously filed with the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 1999.

                                   APPENDIX I



                            BICC Energy Cables Group


                            Report and accounts
                            for the three years ended 31 December 1998

CONTENTS
                                                                          Page


Statement of directors' responsibilities in relation to the accounts       1


Auditors' report                                                           2


Combined profit and loss account                                           3


Statement of total recognised gains and losses                             4


Combined balance sheet                                                     5


Combined cash flow statement                                               6


Notes to the accounts                                                      7-21

STATEMENT OF DIRECTORS' RESPONSIBILITIES IN RELATION TO THE ACCOUNTS

The following statement, which should be read in conjunction with the auditors' report which follows, is made with a view to distinguishing the respective responsibilities of the directors of General Cable Corporation and of the auditors in relation to these accounts. The accounts have been drawn up in accordance with the Basis of Preparation set out on pages 7 and 8.


The directors are required to prepare accounts for each financial year which give a true and fair view of the state of affairs of the Group and of the profit or loss of the Group for that period. In preparing those accounts, the directors are required to:


-    select suitable accounting policies and then apply them consistently;

-    make judgements and estimates that are reasonable and prudent;

- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

- prepare the accounts on the going concern basis unless it is inappropriate to presume that the Group will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group. The directors have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Group to prevent and detect fraud and other irregularities.

AUDITORS' REPORT

TO THE DIRECTORS OF GENERAL CABLE CORPORATION:


We have audited the accounts on pages 3 to 21, which have been prepared on the bases set out on pages 7 and 8, under the historical cost convention as modified by the revaluation of certain fixed assets and in accordance with the accounting policies set out on pages 9 and 10. As explained in note 1a, the accounts have not been prepared for the purposes of section 226 of the UK Companies Act 1985 and are therefore not statutory accounts.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
As described on page 1, the Group's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to the directors.

BASIS OF OPINION
We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board, which are substantially consistent with generally accepted auditing standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts and of whether the accounting policies are appropriate to the circumstances of the Group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION
In our opinion, the accounts give a true and fair view of the state of affairs of the Group as at 31 December 1997 and 31 December 1998 and of the Group's result and cash flows for each of the three years ended 31 December 1998 in accordance with the bases of preparation set out on pages 7 and 8 and generally accepted accounting principles in the United Kingdom.

RECONCILIATION TO US GAAP
Accounting practices used by the Group in preparing the accompanying accounts conform with generally accepted accounting principles in the United Kingdom, but do not conform with generally accepted accounting principles in the United States. A description of these differences and a reconciliation of net
(loss)/profit and net equity to generally accepted accounting principles in the United States is set out in note 18.

Arthur Andersen
Chartered Accountants


1 Surrey Street
London
WC2R 2PS


11 August 1999

COMBINED PROFIT AND LOSS ACCOUNT
For the three years ended 31 December 1998


                               NOTES       BEFORE  EXCEPTIONAL          BEFORE       EXCEPTIONAL         BEFORE   EXCEPTIONAL
                                      EXCEPTIONAL  ITEMS                EXCEPTIONAL  ITEMS          EXCEPTIONAL   ITEMS
                                            ITEMS  (NOTE 4)   TOTAL     ITEMS        (NOTE 4)  TOTAL      ITEMS   (NOTE 4)    TOTAL
                                             1998  1998       1998      1997         1997      1997        1996   1996         1996

                                          GBP M     GBP M      GBP M    GBP M        GBP M     GBP M    GBP M     GBP M       GBP M
Turnover including share of
joint ventures and associates        3     1,076         -      1,076    1,219           -     1,219      1,350         -     1,350
Share of turnover of joint ventures          (51)        -        (51)    (100)          -      (100)      (112)        -      (112)
Share of turnover of associates              (24)        -        (24)     (33)          -       (33)       (45)        -       (45)
                                           -----     -----      -----    -----       -----     -----      -----     -----     -----
Group turnover                             1,001         -      1,001    1,086           -     1,086      1,193         -     1,193
Cost of Sales                               (854)     (137)      (991)    (934)         (2)     (936)    (1,003)        -    (1,003)
                                           -----     -----      -----    -----       -----     -----      -----     -----     -----
Gross Profit                                 147      (137)        10      152          (2)      150        190         -       190
Net operating expenses                      (133)        -       (133)    (125)          -      (125)      (137)        -      (137)
                                           -----     -----      -----    -----       -----     -----      -----     -----     -----
Group operating profit/(loss)                 14      (137)      (123)      27          (2)       25         53         -        53
                                              (2)        -         (2)     (12)          -       (12)       (14)      (25)      (39)
Share of operating loss of
 joint ventures
                                               3         -          3        6           -         6          9         -         9
Share of operating profit of
 associates
                                           -----     -----      -----    -----       -----     -----      -----     -----     -----
Operating profit/(loss)                       15      (137)      (122)      21          (2)       19         48       (25)       23
Fundamental restructuring costs:
Group                                          -         -         -         -         (38)      (38)         -         -         -
Share of joint ventures                        -         -         -         -         (46)      (46)         -         -         -
                                           -----     -----      -----    -----       -----     -----      -----     -----     -----
Profit/(loss) on ordinary            5        15      (137)      (122)      21         (86)      (65)        48       (25)       23
activities before taxation
Taxation                             6                             (8)                           (12)                           (21)
                                                                -----                          -----
(Loss)/profit after taxation                                     (130)                           (77)                             2
Minority interests                                                 (1)                            (1)                             -
                                                                -----                          -----                          -----
(Loss)/profit for the financial year                             (131)                           (78)                             2
                                                                =====                          =====                          =====




The (loss)/profit for the financial year in each of the three years ended 31 December 1998 calculated on a historical cost basis is not significantly different from the amounts included above.


The accompanying notes are an integral part of this combined profit and loss account.

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES for the three years ended 31 December 1998

                                                               Note                1998             1997             1996
                                                                                  GBP M            GBP M            GBP M

(Loss)/profit for the financial year                                               (131)             (78)               2
Exchange adjustments                                                                 (1)             (10)             (36)
Reduction in fixed asset revaluation surplus                    7                   (27)              (1)              (1)
                                                                             ----------       ----------       ----------
TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE YEAR                             (159)             (89)             (35)
                                                                             ==========       ==========       ==========

The accompanying notes are an integral part of this statement of total recognised gains and losses.

COMBINED BALANCE SHEET
As at 31 December 1997 and 31 December 1998

                                                                               Notes                1998             1997
                                                                                                   GBP M            GBP M
FIXED ASSETS
Tangible assets                                                                  7                   123              251
Investments in joint ventures
- share of gross assets                                                                               25               19
- share of gross liabilities                                                                         (15)             (12)
Investments in associates                                                                             16               17
                                                                                              ----------       ----------
                                                                                                     149              275
CURRENT ASSETS
Stocks                                                                           8                   140              150
Debtors
- due within one year                                                            9                   194              181
- due after one year                                                             9                     5                4
                                                                                              ----------       ----------
                                                                                                     339              335
CREDITORS: amounts falling due within one year                                  10                  (202)            (190)
                                                                                              ----------       ----------
NET CURRENT ASSETS                                                                                   137              145
                                                                                              ----------       ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                                286              420

CREDITORS: amounts falling due after more than one year                         11                     -               (2)

PROVISIONS FOR LIABILITIES AND CHARGES                                          12                   (25)             (39)
                                                                                              ----------       ----------
OPERATING CAPITAL                                                                                    261              379
                                                                                              ==========       ==========

NET EQUITY
Parent's equity in the Group                                                   1a,1b                 256              375
Minority interests                                                                                     5                4
                                                                                              ----------       ----------
                                                                                13                   261              379
                                                                                              ==========       ==========

The accounts on pages 3 to 21 were approved by the board of directors on 11 August 1999.


The accompanying notes are an integral part of this combined balance sheet.

Combined cash flow statement
For the three years ended 31 December 1998


                                                                Notes              1998             1997             1996
                                                                                  GBP M            GBP M            GBP M

GROUP OPERATING PROFIT BEFORE EXCEPTIONAL ITEMS                                      14               27               53
Depreciation                                                                         28               22               29
Profit on disposal of fixed assets                                                   (1)               -               (1)
Exceptional items - cash expenditure                                                (13)              (5)              (6)
Working capital decrease/(increase):
  Stocks                                                                             10               (1)              28
  Debtors                                                                           (14)              28                6
  Other creditors and provisions                                                      6              (24)             (24)
                                                                             ----------       ----------       ----------
NET CASH INFLOW FROM OPERATING ACTIVITIES                                            30               47               85

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Capital expenditure                                                                 (68)             (51)             (35)
Disposal of tangible fixed assets                                                    12                5                4
Investment in joint ventures and associates                      1b                  (7)              (9)             (22)
                                                                             ----------       ----------       ----------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND
FINANCIAL INVESTMENT                                                                (63)             (55)             (53)
                                                                             ----------       ----------       ----------
NET OPERATING CASHFLOW                                                              (33)              (8)              32
Net non-operating cashflow                                       1b                  33                8              (32)
                                                                             ----------       ----------       ----------
NET CASHFLOW IN THE PERIOD                                                            -                -                -
                                                                             ==========       ==========       ==========

The accompanying notes are an integral part of this combined cash flow statement.


"Net non-operating cashflow" is a balancing number representing the cashflow impact of non-operating capital items. Non-operating capital includes cash, third-party indebtedness and intra-group indebtedness, current taxation liabilities and dividends payable.

NOTES TO ACCOUNTS
For the three years ended 31 December 1998

1   BASIS OF PREPARATION
a)  Structure of accounts
The accounts combine the financial position and financial results of the businesses included in the BICC Energy Cables transaction, as defined in the North America and Rest of World Sale & Purchase Agreements (both dated 6 April
1999), and set out in note 17, drawn up to 31 December each year.


The accounts are not statutory accounts within the meaning of section 226 of the UK Companies Act 1985 ("the Act"). They have been prepared specifically for the sale of the BICC Energy Cables Group and consequently do not contain certain reports, disclosures or other matters that would be required under the Act.


The Group is a combination of businesses subject to either share or asset sale and consequently is not a legally structured and legally consolidated group. The accounts do not contain any information in respect of a holding company.


b)  Basis of aggregation
The accounts reflect the assets and liabilities attributable to each element of the BICC Energy Cables Group and the results of such operations for the periods shown. Appropriate elimination entries have been included to present the Group on a stand-alone basis, so as to result in the accounts reflecting adjustments which would be applicable if such accounts had been prepared on a consolidated basis.


The combined balance sheets at 31 December 1997 and 31 December 1998 reflect the operating capital of the Group, but exclude non-operating capital. Non-operating capital includes cash, third-party indebtedness and intra-group indebtedness, current taxation liabilities and dividends payable. This presentation has been adopted because the Group has never been managed, financed or structured on a stand-alone basis, but rather as an integral part of the BICC Group. Accordingly, the non-operating capital of the Group (as recorded in the Group's underlying books of account) reflects the manner in which BICC plc managed, financed and structured its worldwide interests and may not reflect the position that might have arisen if the Group had been managed, financed and structured on a stand-alone basis.


The combined balance sheets do not present capital and reserves for the business included in the BICC Energy Cables Group, consistent with the fact that the Group is not legally structured or legally consolidated. Accordingly, the net total of operating capital is presented with a balancing (equal and opposite) net equity figure representing the parent's equity in the Group and minority interests. In order to facilitate the reconciliation of net equity (note 13), a balancing number defined as "other movement on non-operating capital" has been calculated.


Consistent with the combined balance sheet presentation, the combined profit and loss accounts do not include interest charges or interest income arising on the Group's (or the Group's share of joint ventures and associates) cash and indebtedness, or proposed dividends.

1   BASIS OF PREPARATION (CONTINUED)
b)  Basis of aggregation (continued)
The Group's taxation charge (as recorded in the Group's underlying books of account) reflects the manner in which the BICC Group organised its tax affairs. Accordingly, for the purpose of these accounts, the taxation charge has been recalculated on a separate return basis; withholding taxes and incremental UK taxes have been calculated on the basis that the distributable profits of overseas business units are repatriated in full each year.

Consistent with the combined balance sheet presentation, the combined cash flow statement reflects operating capital movements only, balanced by an equal and opposite net non-operating capital movement.

As far as practicable, the accounts present a consistent historical record of the businesses included in the Sale & Purchase transaction. In New Zealand and Germany, achieving this consistent record is complicated by BICC's corporate restructuring, as explained below:

i) New Zealand - The operations currently held in BICC Cables New Zealand Ltd were transferred into that company during 1998, following the BICC Group's reorganisation of its interest in Metal Manufactures (the Australian majority-owned subsidiary of BICC which owned the New Zealand business). The profit and loss accounts included in these accounts for 1996, 1997 and the first half of 1998 are thus technically not those of BICC Cables New Zealand Ltd, but reflect the results of the existing operations carried out in these periods. The operating assets and liabilities are reflective of the same business.

ii) Germany - KWO Kabel GmbH ("KWO"), BICC's former German cable business, was amalgamated with effect from August 1997 with the German cable businesses of NKF Holdings NV into joint ventures, thereby enabling substantial rationalisation and factory closures. The BICC Energy Cables Group's 50 per cent share of the results of these joint ventures from the effective date is included in these accounts.

As a result of the rationalisation and the lack of publicly available information on the German cable businesses contributed by NKF Holdings NV, it is not possible to provide financial information for earlier periods on a basis totally consistent with the business currently carried on. However, the reported results of KWO for 1996 and 1997 are included in these accounts and have been presented within the Group's share of joint ventures to facilitate comparability with the results of the joint venture arrangements with NKF Holdings NV.

The results of KWO for 1996 and 1997 (which are reproduced below) include the operations of BICC's German optical fibre business (which was sold to Corning Incorporated in 1999) and the operations of an energy cable business based in Schonow which was closed in 1996.

                                                                                                  1997             1996
                                                                                                 GBP M            GBP M

Turnover                                                                                              78              112
                                                                                              ----------       ----------

Operating loss (after GBP 25m of exceptional cost of sales in 1996; 1997: GBP nil)                    (8)             (39)
Fundamental restructuring costs                                                                      (27)               -
                                                                                              ----------       ----------
Loss on ordinary activities before taxation                                                          (35)             (39)
                                                                                              ==========       ==========

2   STATEMENT OF ACCOUNTING POLICIES
A summary of the principal accounting policies, all of which have been applied consistently throughout the three years ended 31 December 1998 is set out below.

a)  Basis of accounting
The accounts have been prepared under the historical cost convention, modified to include the revaluation of certain land and buildings, and in accordance with applicable accounting standards.

The UK accounting standard FRS12 ("Provisions, Contingent Liabilities and Contingent Assets") is effective for accounting periods ending on or after 23 March 1999 and accordingly has not been adopted in these accounts.

b)  Acquisitions
The results of businesses acquired are included from the date on which control passed. Acquisitions are accounted for under the acquisition method. In accordance with UK accounting standard FRS10 ("Goodwill and Intangible Assets"), with effect from 1 January 1998, goodwill arising on the acquisition of subsidiaries, joint ventures and associates is capitalised and amortised through the profit and loss account over 20 years. Goodwill arising before 1 January 1998 is eliminated against net equity.

c)  Foreign currencies
The results of overseas subsidiaries, joint ventures and associates are translated at average rates of exchange for the year. Assets and liabilities are translated at year end rates. All other exchange differences are dealt with in the profit and loss account.

d)  Turnover
Turnover represents amounts invoiced to outside customers, except in respect of contracting activities where turnover represents the value of work carried out during the year including amounts not invoiced. Turnover excludes value added and similar sales-based taxes.

e)  Profit recognition on contracting activities
Profit on individual contracts is taken only when their outcome can be foreseen with reasonable certainty, based on the lower of the percentage margin earned to date and that prudently forecast at completion, taking account of agreed claims. Full provision is made for all known or expected losses on individual contracts, taking a prudent view of future claims income, immediately when such losses are foreseen. Profit for the year includes the benefit of claims settled on contracts completed in prior years.

f)  Research and development
Research and development expenditure is written off in the year in which it is incurred.

g)  Tangible fixed assets
Tangible fixed assets are stated at cost or valuation, net of depreciation and any provision for impairment in accordance with UK accounting standard FRS11 ("Impairment of Fixed Assets and Goodwill").

g)  Tangible fixed assets (continued)
Except for land, the cost or valuation of tangible fixed assets is depreciated over their expected useful lives, on a straight line basis at rates of 2.5% for buildings, or the life of the lease if less than 40 years, and 4% to 33% for plant and equipment.

Assets held under finance leases are treated as tangible fixed assets; depreciation is provided accordingly, and the deemed capital element of future rentals is included within non-operating capital. Deemed interest, calculated on a reducing balance basis, is charged as interest payable over the period of the lease. The rental costs arising from operating leases are charged against profit before interest as they arise.

h)  Investments
Joint ventures and associates are included in the accounts at the Group's share of net tangible asset values, plus net loans due from such undertakings and attributable goodwill arising since 1 January 1998, less amounts written off. Other Group investments are stated at cost plus loans, less amounts written off.

i)  Stocks
Stocks and unbilled contract work in progress are valued at the lower of cost and net realisable value. Cost where appropriate includes a proportion of manufacturing overheads. Applications for progress payments are deducted from cost, with any excess included in other creditors as advance progress applications.

j)   Deferred taxation
Deferred taxation is provided using the liability method. Deferred tax assets are recognised to the extent that the directors believe they are recoverable in the foreseeable future.

k)  Pensions
BICC provided retirement benefits to eligible employees of the BICC Energy Cables Group. Pension contributions (determined in accordance with independent actuarial advice) were charged to the profit and loss account so as to spread the cost of providing pensions over employees' working lives with the BICC Energy Cables Group. During the three years ended 31 December 1998 the principal UK pension scheme had a surplus of assets as compared to the benefits accrued to members, resulting in a GBP nil charge in the BICC Group profit and loss account in each year. The Sale & Purchase agreements dictate that pension assets are transferred only to the extent of the actuarially determined liabilities in relation to eligible employees. As a consequence, a "normal" UK accounting standard SSAP 24 ("Accounting for Pension Costs") charge has been recorded in these accounts in each year.

l)  Management charges
BICC furnished the services of financial, administrative, treasury, legal and certain other corporate staff personnel to the BICC Energy Cables Group. The costs of such services were allocated to the BICC Energy Cables Group. The management charge included in the results of the BICC Energy Cables Group was approximately GBP 6m in 1998, GBP 6m in 1997 and GBP 5m in 1996. The directors believe that the charges for such services and benefits have been calculated on a reasonable basis.

3   SEGMENT ANALYSIS
a)  Performance by activity
All activities relate to cable manufacturing, related systems and services.

b)  Performance by geographic origin

                                                                          Operating profit
                                              Turnover                  before exceptional items       Operating capital
                                   -----------------------------    ------------------------------   --------------------
                                     1998       1997        1996       1998        1997       1996       1998        1997
                                    GBP M      GBP M       GBP M      GBP M       GBP M      GBP M      GBP M       GBP M
UK                                    345        387         396          2           4          9         91         126
Rest of Europe                        267        337         430         (5)        (16)         8         53          70
North America                         371        382         361          9          20         14        100         144
Australasia, Asia Pacific
and Other                              93        113         163          9          13         17         17          39
                                   ------     ------      ------     ------      ------     ------     ------      ------
                                    1,076      1,219       1,350         15          21         48        261         379
                                   ======     ======      ======     ======      ======     ======     ======      ======

Turnover, operating profit before exceptional items and operating capital include the Group's share of joint ventures and associates.

4   EXCEPTIONAL ITEMS

                                                                                    1998             1997            1996
                                                                                   GBP M            GBP M           GBP M
a)    Charged against operating profit
      Rationalisation of cables businesses
      Redundancy and other restructuring costs                                         -                2               -
                                                                              ----------       ----------      ----------
                                                                                       -                2               -
      Tangible fixed asset write-downs                                               132                -               -
      Write-down in value of associates and joint ventures                             5                -              25
                                                                              ----------       ----------      ----------

                                                                                     137                2              25
b)    Fundamental restructuring costs
      Redundancy and other restructuring costs                                         -               23               -
      Tangible fixed asset write-downs                                                 -               15               -
      Write-down in value of associates and joint ventures                             -               46               -
                                                                              ----------       ----------      ----------

                                                                                     137               86              25
                                                                              ==========       ==========      ==========

Exceptional items charged against operating profit in 1998, 1997 and 1996 arose in Europe GBP 84m (1997: GBP nil; 1996: GBP 25m), North America GBP 32m
(1997: GBP 2m; 1996: GBP nil), and Australasia GBP 21 m (1997: GBP nil;
1996: GBP nil). IN AccordancE WITH UK accounting standard FRS 11 ("Impairment of Fixed Assets and Goodwill"), a write-down of GBP 137 m has been charged against operating profit as an exceptional item in 1998.

The fundamental restructuring costs in 1997 arose in Europe (GBP 82m) and North America (GBP 2m).

Exceptional items had no impact on either the Group's 1998 tax charge (1997:
GBP nil; 1996: GBP nil) or 1998 minority interests (1997: GBP nil; 1996:
GBP nil).

5   PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION
Profit/(loss) on ordinary activities before taxation is stated after charging:


                                                                                   1998             1997             1996
                                                                                  GBP M            GBP M            GBP M
Depreciation                                                                         28               22               29
Research and development                                                              9               15               13
Operating lease rentals
-   plant and machinery                                                               1                1                1
-   other                                                                             5                5                6
                                                                             ----------       ----------       ----------

6 TAX ON PROFIT ON ORDINARY ACTIVITIES
The tax charge comprises:

                                                                                   1998             1997             1996
                                                                                  GBP M            GBP M            GBP M

UK corporation tax at 31% (1997: 31.5%; 1996: 33%)                                    -                1                2
Overseas taxation                                                                     8               11               19
                                                                             ----------       ----------       ----------
                                                                                      8               12               21
                                                                             ==========       ==========       ==========

There is no deferred tax liability (1997: pound nil; 1996: pound nil).


The tax charge in each year has suffered from unrelieved losses in a number of territories (see note 4 to the accounts for the impact of exceptional items on the Group's tax charge).

7    TANGIBLE FIXED ASSETS

                                                                                                 ASSETS IN
                                                                    LAND AND      PLANT AND      COURSE OF
                                                                   BUILDINGS      EQUIPMENT   CONSTRUCTION          TOTAL
                                                                       GBP M          GBP M          GBP M          GBP M

COST OR VALUATION
At 1 January 1998                                                        121            454             19            594
Exchange adjustments                                                       6              3              -              9
Additions                                                                  1             31             36             68
Disposals                                                                 (1)           (29)             -            (30)
Transfers                                                                  1              9            (11)            (1)
                                                                  ----------     ----------     ----------     ----------
At 31 December 1998                                                      128            468             44            640
                                                                  ----------     ----------     ----------     ----------


DEPRECIATION
At 1 January 1998                                                        (30)          (313)             -           (343)
Exchange adjustments                                                      (5)            (3)             -             (8)
Charge for the year                                                       (4)           (24)             -            (28)
Disposals                                                                  -             21              -             21
Asset write-downs                                                        (44)          (115)             -           (159)
                                                                  ----------     ----------     ----------     ----------
At 31 December 1998                                                      (83)          (434)             -           (517)
                                                                  ----------     ----------     ----------     ----------

NET BOOK VALUE
At 31 December 1998                                                       45             34             44            123
                                                                  ==========     ==========     ==========     ==========
At 31 December 1997                                                       91            141             19            251
                                                                  ==========     ==========     ==========     ==========

The land and buildings asset write-down of GBP 44m includes GBP 27m which was charged against net equity in the year ended 31 December 1998.

The net book value of assets held under finance leases was GBP 6m (1997:
GBP 6m) with related depreciation provided in the year of GBP 1m (1997:
GBP 1m).

8   STOCKS

                                                                                 1998              1997
                                                                                 GBP M            GBP M
RAW MATERIALS AND CONSUMABLES                                                       26               32
WORK-IN-PROGRESS                                                                    45               45
FINISHED GOODS AND GOODS FOR RESALE                                                 69               73
                                                                            ----------       ----------
                                                                                   140              150
                                                                            ==========       ==========

9   DEBTORS

                                                                                  1998             1997
                                                                                 GBP M            GBP M
AMOUNTS FALLING DUE WITHIN ONE YEAR:

Trade and other debtors                                                            184              165
Due from joint ventures and associates                                               1                6
Contract retentions                                                                  1                1
Prepayments and accrued income                                                       8                9
                                                                            ----------       ----------
                                                                                   194              181
                                                                            ----------       ----------

AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR:

Trade and other debtors                                                              3                3
Contract retentions                                                                  2                1
                                                                            ----------       ----------
                                                                                     5                4
                                                                            ----------       ----------
                                                                                   199              185
                                                                            ==========       ==========

10  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
                                                                                  1998             1997
                                                                                 GBP M            GBP M

Trade and other creditors                                                         (170)            (151)
VAT, payroll taxes and social security                                             (10)              (4)
Accruals and deferred income                                                       (22)             (35)
                                                                            ----------       ----------
                                                                                  (202)            (190)
                                                                            ==========       ==========

11 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR:
                                                                                  1998             1997
                                                                                 GBP M            GBP M

Trade and other creditors                                                            -               (2)
                                                                            ----------       ----------
                                                                                     -               (2)
                                                                            ==========       ==========

12  PROVISIONS FOR LIABILITIES AND CHARGES

                                                                        Reorganisation            Other
                                                                            Provisions       provisions            Total
                                                                                 GBP M            GBP M            GBP M

At 1 January 1998                                                                  (21)             (18)             (39)
Charged in year                                                                     (1)              (2)              (3)
Exchange adjustments                                                                 -               (2)              (2)
Utilised                                                                            11                8               19
                                                                            ----------       ----------       ----------
At 31 December 1998                                                                (11)             (14)             (25)
                                                                            ==========       ==========       ==========

Other provisions principally comprise overseas pension and employment obligations and contract provisions.


13  RECONCILIATION OF MOVEMENTS IN NET EQUITY

                                                                                                    1998             1997
                                                                                                   GBP M            GBP M

Loss for the financial year                                                                         (131)             (78)
Other recognised gains and losses relating to the year (net)                                         (28)             (11)
Other movement on non-operating capital                                                               41               20
                                                                                              ----------       ----------
Net reduction in net equity                                                                         (118)             (69)
Opening net equity                                                                                   379              448
                                                                                              ----------       ----------
Closing net equity                                                                                   261              379
                                                                                              ==========       ==========

"Other movements on non-operating capital" is a balancing number (see note 1b to the accounts).

14 FINANCIAL COMMITMENTS
Capital expenditure authorised and contracted for which has not been provided for in the accounts amounted to pound 6 m (1997: pound 17 m).


Annual operating lease commitments comprise:

                                                                        1998                              1997
                                                            ---------------------------       ---------------------------
                                                               LAND AND                         LAND AND
                                                              BUILDINGS           OTHER        BUILDINGS            OTHER
                                                                  GBP M           GBP M            GBP M            GBP M
LEASES TERMINATING:
within one year                                                       1               -                1                1
Between one and five years                                            1               3                -                2
In five years or more                                                 -               -                1                -
                                                             ----------      ----------       ----------       ----------
                                                                      2               3                2                3
                                                             ==========      ==========       ==========       ==========

15  PENSION ARRANGEMENTS
The BICC Group, through trustees, operates a number of pension schemes throughout the world, the majority of which are of the defined benefit type and are funded. In addition, the BICC Group contributes to a number of union operated schemes.


BICC provided retirement benefits to eligible employees of the BICC Energy Cables Group.


At the date of the latest valuations of the principal BICC UK defined benefit schemes, the actuarial value of the scheme assets as determined by independent actuaries (at 5 April 1996 using the projected unit method), exceeded the benefits which had accrued to members, after allowing for expected future increases in earnings. Accordingly, the BICC Group benefited from a contributions holiday during each of the three years ended 31 December 1998 and a GBP nil charge for accounting purposes. A "normal" UK pension charge, which does not benefit from this surplus, has been recorded for the BICC Energy Cables Group in each of the three years ended 31 December 1998 to reflect the basis of the Sale & Purchase agreement, which dictates that the surplus is to be retained by BICC Group. The "normal" charge of 14% of pensionable salaries is based on actuarial estimates of the cost of pension benefits to the BICC
Energy Cables Group employees.


The total pension cost to the BICC Energy Cables Group was GBP 11m (1997:
GBP 11m, 1996: GBP 12m), of which GBP7m (1997: GBP 7m, 1996: GBP 7m)
related to overseas schemes.

16  SUBSEQUENT EVENTS
On 6 April 1999, BICC plc entered into an agreement to sell the BICC Energy Cables Group to GK Technologies Inc. (a subsidiary of General Cable Corporation) for total consideration of approximately GBP275m, which was subsequently reduced to GBP261m after further negotiations of the parties under the contract. On 28 May 1999, the first phase of the transaction was completed for consideration of GBP217m in cash, subject to adjustment for changes in certain balances. Phase one comprised the operations in North America, Spain, Italy, United Kingdom and New Zealand.


On 2 July 1999, the second phase of the transaction was completed including ownership interests in businesses in Fiji, Portugal, Zimbabwe, Mozambique, Angola, Indonesia, Malaysia and Singapore, for cash consideration of GBP11m subject to adjustment. The third and final phase of the acquisition, which includes joint venture businesses in Germany and the Middle East is anticipated to be completed by 31 December 1999.


The consideration in respect of the Sale & Purchase of the BICC Energy Cables Group was adjusted to exclude cash, third-party indebtedness and intra-group indebtedness. Accordingly, the ability of the BICC Energy Cables Group to trade on a short term basis is subject to the provision of appropriate banking and other facilities by General Cable Corporation.


17  BUSINESSES INCLUDED IN THE BICC ENERGY CABLES GROUP ACCOUNTS
The operations and companies included in the BICC Energy Cables Group are as follows:


ASSET SALES


Country         Operation
-------         ---------
UK              Supertension and Subsea Cables (UK agency operation of BICC plc)
UK              Distribution Cables Systems (UK agency operation of BICC plc)
UK              Components (UK agency operation of BICC plc)
UK              Energy Technology Centre (UK agency operation of BICC plc)
UK              Energy HQ (UK agency operation of BICC plc)
UK              UK Industrial and Special Cables business (UK agency operations of BICC plc)
UK              UK Rod and Metals businesses (UK agency operation of BICC plc)
UK              Pyrotenax Wiring and Thermoheat (UK agency operation of BICC plc)
US/Canada       North American businesses of BICC Cables Corporation and Phillips Cables Inc.

SHARE SALES


COUNTRY               COMPANY                                                         % INTEREST
-------               -------                                                         ----------
UK                    BICC Supertension Cables (1980) Ltd                                100%
Spain                 BICC General Cable SA (and subsidiaries)                           100%
Portugal              BICC Portugal SGPS SA (and subsidiaries)                           100%
Portugal              BICC Portugal SGIDS SA (and subsidiaries)                          50.7%
Italy                 BICC Ceat Cavi Srl                                                 100%
Germany               Kaiser KWO Kable Energie GmbH & Co.                                 50%
Germany               Kaiser KWO Kable Telekom GmbH & Co.                                 50%
Jersey                BICC-Ducab Investments Ltd (and subsidiaries)                       65%
Dubai                 Dubai Cable Company Ltd                                             30%
Zimbabwe              BICC CAFCA Ltd (and subsidiaries)                                   74%
Singapore             Trans-Power Cables Pte Ltd                                         100%
Singapore             BICC Cables Asia - Pacific Pte Ltd (and subsidiaries)              100%
Singapore             BICC Cables Singapore Pte Ltd                                      100%
Fiji                  Dominion Wire & Cables Ltd                                          51%
New Zealand           BICC Holdings New Zealand Ltd                                      100%
New Zealand           BICC Cables New Zealand Ltd                                        100%

18 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the UK ("UK GAAP") which differs in certain respects from those generally accepted in the United States ("US GAAP"). The significant areas of difference affecting the Group's accounts are described below:

18 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

a) Reconciliations
The following is a summary of the significant adjustments to net profit and net equity which would have been required if US GAAP had been applied instead of UK GAAP.

                                                       Note          1998             1997             1996
                                                                    GBP M            GBP M            GBP M

NET (LOSS)/PROFIT IN ACCORDANCE WITH UK GAAP                         (131)             (78)               2
Adjustments to conform with US GAAP:
Pension costs                                           b)             (1)              (1)              (1)
Impairment of goodwill                                  c)             (6)               -                -
Depreciation on revalued assets                         d)              -                1                1
Restructuring costs                                     e)            (16)              16               (3)
Taxation on above adjustments                                           -                -                1
                                                               ----------       ----------       ----------
NET (LOSS)/PROFIT IN ACCORDANCE WITH US GAAP                         (154)             (62)               -
                                                               ==========       ==========       ==========

                                                       Note          1998             1997
                                                                    GBP M            GBP M

NET EQUITY IN ACCORDANCE WITH UK GAAP                                 261              379
Adjustments to conform with US GAAP:
Goodwill                                                c)              -                6
Property revaluations                                   d)              -              (27)
Restructuring provisions                                e)              -               16
                                                               ----------       ----------
NET EQUITY IN ACCORDANCE WITH US GAAP                                 261              374
                                                               ==========       ==========


b)  Pensions
Under UK GAAP, the costs of providing pension benefits may be calculated by the use of any recognised actuarial method which is appropriate and whose assumptions reflect the long term nature of the assets and liabilities involved. Under US GAAP, the costs of providing these benefits are calculated using the projected unit credit method and a discount rate (being the rate of interest at which pension liabilities could be effectively settled) which reflects current market rates.

18 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

c) Goodwill
Prior to 1998, under UK GAAP the Group wrote off acquisition goodwill against reserves in the balance sheet in the year of acquisition. From 1998, under UK GAAP acquired goodwill was capitalised and its subsequent measurement (via annual impairment review or annual amortisation charge) is determined based on the individual circumstances of each business acquired. Under US GAAP, goodwill arising on consolidation is capitalised on the balance sheet and then amortised over its useful life, which the Group has estimated to be 40 years.


Other than goodwill of GBP6m in respect of the New Zealand business, the directors have concluded that goodwill arising on all other business units (GBP306m) was fully impaired by 31 December 1995. The New Zealand goodwill was fully impaired in the year ended 31 December 1998.


d)  Revaluation of properties
Under UK GAAP, properties may be re-stated on the basis of appraised values in financial statements prepared in all other respects in accordance with the historical cost convention. Such revaluations are not permitted under US GAAP. In 1997 the BICC Energy Cables Group carried properties at a valuation of GBP27m above original historical cost. In 1998, these properties were impaired to a value below historical cost to reflect their recoverable value. This impairment was charged to the profit and loss account, after offset of GBP27m against net equity.


e)  Restructuring costs
Under US GAAP the requirements for establishing provisions for restructuring costs differ from those under UK GAAP and there are also different criteria for determining the timing of the recognition of restructuring costs.


In the year ended 31 December 1995, provisions for restructuring costs of GBP 3m did not comply with the requirements of US GAAP and have been charged, as incurred, in the year ended 31 December 1996.


In the year ended 31 December 1997, provision for restructuring costs of GBP 16m did not comply with the requirements of US GAAP and have been charged, as incurred, in the year ended 31 December 1998.


f)  Statement of cash flows
The basis of presentation of the combined cash flow statement prepared in accordance with UK GAAP is described in Note 1b. Under US GAAP, cash flows are reported as operating activities, investing activities and financing activities. Cash flow from taxation would be included as operating activities.

18 SUMMARY OF RELEVANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

f) Statement of cash flows (continued)
Set out below is a summary combined statement of cash flows for the Group under US GAAP.


                                                          1998            1997
                                                         GBP M           GBP M

Net cash provided by operating activities                   22              35
Net cash used in investing activities                      (63)            (55)
Net cash provided by financing activities                   41              20
                                                    ----------      ----------
NET CHANGE IN CASH UNDER US GAAP                             -               -
                                                    ==========      ==========

                                   APPENDIX II

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA



The Unaudited Pro Forma Combined Statement of Operations of the Company for the fiscal year ended December 31, 1998 and the three-month period ended March 31, 1999 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Combined Balance Sheet of the Company as of March 31, 1999 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the estimated effect of the acquisition. The Pro Forma Financial Statements do not reflect any anticipated cost savings from the acquisition, or any synergies that are anticipated to result from the acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the acquisition as if it had occurred on January 1, 1998 for the year ended December 31, 1998 and January 1, 1999 for the three months ended March 31, 1999. The Pro Forma Balance Sheet gives pro forma effect to the acquisition as if it had occurred on March 31, 1999. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ.

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA




                                            YEAR ENDED DECEMBER 31, 1998                   THREE MONTHS ENDED MARCH 31, 1999
                                 ------------------------------------------------    -----------------------------------------------
                                     GCC         BICC                       PRO          GCC         BICC                      PRO
                                 HISTORICAL   HISTORICAL   ADJUSTMENTS     FORMA      HISTORICAL  HISTORICAL  ADJUSTMENTS     FORMA
                                 ----------   ----------   -----------     -----      ----------  ----------  -----------     -----
STATEMENT OF OPERATIONS DATA:
   Net sales                      $1,150.5    $1,658.4                    $2,808.9   $  262.8      $ 386.9                  $ 649.7
   Cost of sales                     900.7     1,641.8      $(262.2)(a)    2,280.3      216.0        314.5     $  (8.8)(a)    521.7
                                   -------     -------       -------       -------    -------      -------     -------      -------
    Gross profit                     249.8        16.6        262.2          528.6       46.8         72.4         8.8        128.0
   Selling, general and
   administrative expenses           120.2       256.8(b)      (9.9)(b)      367.1       29.5         69.2(b)                  98.7
                                   -------    --------      -------       --------   -------       -------     -------      -------
   Operating income                  129.6      (240.2)       272.1          161.5       17.3          3.2         8.8         29.3
   Net interest (expense)/income     (15.7)          -        (41.8)(c)      (57.5)      (4.4)           -       (11.2)(c)    (15.6)
                                   -------    --------      -------       --------   -------       -------     -------      -------
   Earnings before income taxes
   and minority interests            113.9      (240.2)       230.3          104.0       12.9          3.2        (2.4)        13.7
   Income tax provisions             (42.7)      (13.3)        17.0(d)       (39.0)      (4.8)        (2.4)        2.0(d)      (5.2)
   Minority interests                    -        (1.7)           -           (1.7)         -            -           -
                                   -------    --------      -------        -------    -------      -------     -------      -------
   Net income                      $  71.2    $ (255.2)     $ 247.3        $  63.3    $   8.1      $   0.8     $  (0.4)     $   8.5
                                   =======    ========      =======        =======    =======      =======     =======      =======
   Earnings per common share       $  1.93         n/a      $  6.72        $  1.72    $  0.22          n/a     $ (0.01)     $  0.23
   Weighted average common shares     36.8         n/a         36.8           36.8       36.9          n/a        36.9         36.9
   Earnings per common share
      assuming dilution            $  1.90         n/a      $  6.59        $  1.69     $ 0.22          n/a     $ (0.01)     $  0.23
   Weighted average common
      shares assuming  dilution       37.5         n/a         37.5            37.5      37.2          n/a        37.2         37.2

BALANCE SHEET DATA:
   Working capital                                                                    $ 290.0      $ 169.3     $ 45.7 (e)   $ 504.0
   Total assets                                                                         682.0        875.6     (233.0)(a)   1,324.6
   Long-term debt                                                                       301.6         21.2      462.9 (e)     785.7
   Shareholders' equity                                                                 184.0        526.8     (526.8)(f)     184.0

-------------
(a) The estimated purchase price and preliminary adjustments to the historical book value of BICC as a result of the acquisition are as follows (in millions):

         Purchase price:
                  Cash                                                  $379.0
                  Book value of net assets acquired                     (625.5)
                                                                        ------
                  Net assets acquired in excess of purchase price       $246.5
                                                                        ======

The excess of net assets acquired over the purchase price has resulted in, among other purchase accounting adjustments, a write-down of fixed assets. The related depreciation savings is assumed to be amortized over seven years, the estimated remaining useful lives of fixed assets acquired. The adjustment to 1998 cost of sales in the table above also includes the elimination of a $227.0 million fixed asset impairment included in the BICC historical column which would not have been taken assuming the acquisition occurred on January 1, 1998. The adjustment to total assets in the table above is net of the capitalization of estimated deferred financing costs related to the $1.05 billion credit facility.

(b) Amount includes U.K. GAAP to U.S. GAAP adjustment of $38.1 million in 1998 and $0.7 million for the three months ended March 31, 1999. The principal adjustments in 1998 relate to a $26.5 million restructuring charge recognized under U.K. GAAP in 1997 but in 1998 for U.S. GAAP and a $9.9 million impairment of goodwill. The $9.9 million impairment of goodwill is eliminated in the 1998 adjustments column due to the fact that the impairment would not have been recognized assuming the acquisition occurred on January 1, 1998.

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


(c) Adjustments to reflect net increase in interest expense resulting from acquisition funding. The adjustments include: (i) elimination of interest expense on the Company's previous $350 million revolving credit facility of $16.0 million for 1998 and $4.3 million for the three months ended March 31, 1999 resulting from the repayment of the outstanding balance of the facility of $335.7 million with a weighted average interest rate of 5.7% per annum; (ii) interest expense on the New Credit Facility of $53.4 million for 1998 and $14.4 million for the three months ended March 31, 1999 reflecting an interest rate of 8.0% per annum (representing a 275.0 basis point spread over an assumed one month London interbank offered rate ("LIBOR")) and $667.5 million of average borrowings assumed to be outstanding during 1998 and $719.2 million of average borrowings assumed to be outstanding during the three months ended March 31, 1999 and General Cable's actual borrowing and repayment experience in 1998 and in the three months ended March 31, 1999; (iii) interest expense on existing debt of the businesses acquired of $1.7 million for 1998 and $0.4 million for the three months ended March 31, 1999 reflecting an interest rate of 8% per annum and $21.0 million of average borrowings assumed to be outstanding for both periods; and (iv) amortization of deferred financing costs.

(d) Represents the income tax effect of the adjustments described in (a), (b) and (c) above to provide a combined pro forma income tax provision of 37.5%, the Company's estimated combined effective tax rate.

(e) Represents adjustments to reflect an initial borrowing under the $1.05 billion debt facility of $760.4 million at March 31, 1999 and the use of funds as follows: (i) purchase price of $379.0; (ii) repayment of $335.7 million on the $350 million revolving credit facility; and (iii) excess cash proceeds of $45.7 million.

(f) Adjustment to eliminate the equity of the businesses acquired.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        General Cable Corporation



Date:    August 13, 1999                By:  /s/ Christopher F. Virgulak
------------------------                ---------------------------------
                                         Name:  Christopher F. Virgulak
                                         Title: Executive Vice President,
                                                Chief Financial Officer
                                                and Treasurer

                                  EXHIBIT INDEX


Number            Title

2.1 Assets Sale and Purchase Agreement, made as of April 6, 1999, among BICC Cables Corporation, Pyrotenax USA Inc., BICC Cables Canada Inc., BICC plc, GK
                  Technologies, Incorporated and General Cable
                  Corporation, together with the Schedules to such Agreement.*

2.2 Amendment No. 1 to and Assignment of Assets Sale and Purchase Agreement, dated as of May 27, 1999, by and among BICC Cables Corporation, Pyrotenax USA Inc., BICC Cables Canada Inc., BICC plc, GK Technologies, Incorporated, General Cable Corporation, BICC General Pyrotenax Cables Ltd, BICC General Cable (USA) LLC and BICC General Cable Company.*

2.3 Sale and Purchase Agreement, made on April 6, 1999, between BICC plc, GK Technologies, Incorporated and General Cable Corporation, together with the Schedules to such Agreement.*

2.4               Letter Agreement amending the Sale and Purchase
                  Agreement, dated May, 1999, among GK Technologies, Incorporated, General Cable Corporation and BICC plc.*

----------------------------
* Incorporated by reference to such exhibit previously filed with the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 1999.



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